                                LEASE AGREEMENT

     THIS  INDENTURE OF LEASE  MADE THIS 1st DAY  OF September, 1996 WITNESSETH:
That CALIFORNIA MICROWAVE, INC. First Party, (hereinafter called the 'Landlord'), does hereby demise and lease PARAVANT COMPUTER SYSTEMS, INC. Second Party, (hereinafter called the 'Tenant'), the premises known and described as approximately 17,314 square feet of space located in the building containing approximately 40,000 square feet of space having a street address of 1615 W. NASA BOULEVARD, SUITE E Melbourne, County of Brevard, State of Florida, located on the real property as more particularly described in Exhibit A. Tenant may use any legal alternative mailing address as deemed legal by the U. S. Postal Service.

     1. TERM. The term of this lease shall be 64 months beginning on the 1st day of September, 1996, and terminating on the 31st day December, 2001, unless the term hereby demised shall be sooner terminated as hereinafter provided.

     2. RENT. In consideration of said demise, the Tenant agrees to pay to the Landlord as rent for said premises as follows:

        09/01/96 - 11/30/96        $0.00
        12/01/96 - 02/28/97        $1,500.00 per month
        03/01/97 - 08/31/97        $3,000.00 per month
        09/01/97 - 12/31/01        $8,657.00 per month

and $1,197.55 per month as an escrow payment for taxes and insurance beginning September 1, 1997, as set forth below, plus 6% sales tax or such sales tax as may be subsequently provided by Florida Law, and in addition thereto such sums as may accrue as additional rent hereunder by virtue of the provisions of this lease as hereinafter set forth, all payable in cash or its equivalent. All such sums shall be due and payable in advance on the 1st day of each and every calendar month during said term at the office of CALIFORNIA MICROWAVE, INC., 555 Twin Dolphin Drive, Suite 650, Redwood City, CA 94065 or at such other place as the Landlord from time to time in writing may designate. For purposes of this lease, Tenant's pro rata share of building use and expenses will be calculated at 43%.

     3. ALTERATIONS. The Tenant agrees that Tenant will make no alterations in, or additions or improvements to said premises without in each case the written consent of Landlord first being had and obtained. Such consent shall not be unreasonably withheld or delayed. Drawings and specifications of the proposed alterations shall be submitted when Tenant requests the said approval. Tenant agrees that Tenant will make all such alterations, additions, or improvements in or to premises at the expense of Tenant. Tenant agrees that in making any such alterations, additions, or improvements and in occupying and using said premises, Tenant will comply with the Building Code and ordinance of the City, and all the laws of the State in which said premises are located, pertaining to such work and/or such use or occupancy; it being further agreed that any additions, alterations, or improvements made by Tenant (except only movable store and office furniture and fixtures) shall become and remain a part of the building and be and remain the property of Landlord upon the termination of this


                               EXHIBIT 'A'
lease or the Tenant's occupancy of said premises; provided, however, that the Landlord by giving written notice to Tenant at the time consenting to the making of any such additions, alterations, or improvements may require Tenant to restore said premises to the same condition they were in immediately before the making of such additions, alterations, or improvements. The interest of the Landlord shall not be subject to liens for improvements made by Tenant. Tenant agrees that Tenant will save harmless Landlord from and against all expenses, liens, claims, or damages to either property or person which may or might arise by reason of the making of any such repairs, alterations, additions, or improvements. Attached is a sketch of the improvements Paravant intends to install immediately upon occupancy of the lease which California Microwave will approve unless in violation of any of the terms above (Exhibit B).

     4. SECURITY DEPOSIT. Intentionally deleted. See Paragraph 39.

     5. LATE PAYMENT. Any payment of rent or escrow for taxes and insurance or any other payment required hereunder which is received by Landlord more than seven (7) days after the same is due shall incur a late payment penalty of five percent (5%) of the payment due for any such late payment. The said penalty shall be applied for each month that any payment remains unpaid. All payments to the Landlord may be applied to any late payment penalties before being applied to rent. Date of payment is agreed to be the date of postmark.

     6. ESCROW. In addition to all other obligations set forth herein, Tenant agrees to pay to Landlord to hold in escrow for the payment of taxes and insurance 1/12th of the yearly premium for hazard insurance plus 1/12th of the yearly taxes as estimated by Landlord. These amounts shall be paid at the same time and in the same manner as rent provided herein above. Landlord shall apply such fund to the payment of taxes and insurance, and if the amount held by Landlord is not sufficient to pay taxes and insurance as they fall due, Tenant shall pay to Landlord any amount necessary to make up the deficiency within ten
(10) days from written notice by Landlord. Landlord shall not be required to pay any interest on the moneys so held. Landlord shall provide a complete accounting of all escrow funds annually by November 30th. Landlord shall maintain and tenant shall pay for fire and extended coverage insurance on the premises in not less than ninety percent (90%) of the full replacement cost of the improvement. Both parties acknowledge that the purchase of this insurance must be done by the Landlord as multiple occupancies are involved. Tenant shall be entitled to examine the policies of all of the occupants of his building to satisfy himself that rates are kept competitive. If policies are found uncompetitive, Landlord will accept the lowest bidding policy if it is 10 percent or greater less than Landlord's policy. This policy must be from a similar reputable insurance company with at least the same rating. Tenant shall only pay for that portion of the building under lease according lo the fire rating assigned to his use.

     7. TENANT'S INSURANCE. During the term of this lease, and any extension thereof, Tenant shall, at its own cost and expense, maintain and provide general liability insurance coverage for the benefit and protection of Tenant. Landlord and Landlord's managing agent, as their interest may appear in an amount not less than $2,000,000 combined single limit for personal injury, bodily injury and property damage against liability of Tenant and its authorized representatives arising out of or in connection with the Tenant's use or occupancy of the leased premises or the common area Landlord and

Landlord's managing agent shall be named as additional insured parties in all such insurance policies, as their respective interest may appear. Such insurance shall be with a company or companies reasonably acceptable to Landlord and admitted to do business in the state in which the building is located. All such insurance policies shall be maintained by Tenant in full force and effect and 30 days' written notice to Tenant prior to cancellation or material change shall be provided to Landlord. Should Tenant fail to carry such insurance and furnish Landlord with the required insurance certificates after notification from Landlord to do so, Landlord shall have the right to obtain such insurance and Tenant shall pay the cost thereof to Landlord upon demand.

     8. SIGN. Paravant may install 22 foot long by 3 foot wide by 1 foot deep lighted sign on the north face of the building occupied by Paravant at its own expense to identify the tenancy. Paravant may also install a sign on the rear of the building for deliveries. These signs are subject to any rule or regulation governing the placement, size or type of signs placed by the local governments.

     9. RENT INCREASES. Beginning September 1, 1998, the basic rent as set forth in Paragraph 2 of this lease shall be increased by an amount equal to the national annual consumer price index (CPI-U) as computed from each anniversary date. The increase will be compounded so that each successive year the basic rent is more than the basic rent for the previous year, and such increase shall be capped at 5% in any year, but shall be cumulative from September 1, 1998. Landlord will give 30 days notice in any increase under this clause including the calculation.

     10. WATER USE. Landlord agrees to provide water for Tenant. Landlord shall apportion the water use on a per square footage basis and Tenant agrees to pay initially the amount of $173.14 per month to reimburse Landlord for water use. Landlord reserves the right to install and maintain a separate water meter.

     11. USE. The Tenant agrees that said premises shall be used for the purpose of office and manufacturing and no other purpose and shall be used and occupied in a careful and proper manner, and that no waste will be committed or permitted upon, or any damage be done to the said premises and Tenant agrees that the Tenant will not conduct, nor permit to be conducted, on said premises any business or commit or permit any act which is or may be contrary to, or in violation of any law of the United States or Florida or any ordinances of the City or other governmental jurisdiction in which said premises are located.

     12. SUBLEASES. The Tenant agrees that the Tenant will not sublet said premises or any part thereof without the consent in writing of the Landlord first had obtained. Such consent will not be unreasonably withheld. The Landlord agrees to allow Tenant, upon written request from Tenant, to assign this lease to a parent company or a subsidiary company if the Tenant is involved in a corporate restructure. Such assignment shall be permitted so long as the assignee is of equal or superior credit strength in the sole discretion of the Landlord.

     13. DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

        (A) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for ten (10) days after written notice by Landlord to Tenant), and postmark shall be evidence of payment. Landlord shall only be required to provide written notice to Tenant two times per year. Further written notice is hereby waived;

        (B) The abandonment or vacation of the premises by Tenant;

        (C) A failure by Tenant to observe and perform any other provision of this lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

     (D) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     14. DEFAULT REMEDIES. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter without limiting Landlord in the exercise of any rights or remedy at law or in equity which Landlord may have by reason of such default or breach:

        (A) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the premises at such rent and upon such conditions and for such a term and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Tenant's taking possession of the Premises. Notwithstanding that Landlord fails to elect to eliminate the Lease initially, Landlord at any time during the term of this lease may elect terminate this Lease by virtue of such previous default of Tenant.

        (B) Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, without limitation thereto, the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of events would be likely to result therefrom plus (iii) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord at its sole discretion deems reasonable and necessary. As used in (i) above, the 'worth at the time of award' is computed by allowing interest at the rate of fifteen percent (15%) per annum from the date of default. As used in (i) and (ii) the 'worth at the time of award' is computed by discounting such amount at the discount rate of the U. S. Federal Reserve Bank of Atlanta, Georgia, at the time of award plus one percent (1%). The term 'rent', as used in this Paragraph 13, shall be deemed to be and to mean the rent to be paid pursuant to Paragraph 2 and all other monetary sums required to be paid by Tenant pursuant to the terms of the Lease.

     15. PAYMENTS AT TERMINATION. No payments of money by the Tenant to the Landlord after the termination of this lease, in any manner, or after the giving of any notice (other than a demand for the payment of money) by the Landlord to the Tenant shall reinstate, continue or extend the term of this lease or affect any notice given to the Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgment granting the Landlord possession of said Premises, the Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or any judgment theretofore obtained.

     16. PERSONAL PROPERTY. All personal property of any kind or description whatsoever in the demised premises shall be at the Tenant's sole risk, and the Landlord shall not be liable for any damage done to or loss of such personal property except as attributable to Landlord or Landlord's agents: or for damage or loss suffered by the business or occupation of the Tenant arising from any act or neglect of co-tenants or other occupants of the building or of their employees or of other persons; or from bursting, overflowing or leaking of water, sewer, or steam pipes, or from the heating or plumbing fixtures or from electric wires or from gas, or odors or caused in any other manner whatsoever except in the case of negligence or acts of the Landlord.

     17. RIGHT TO EFFECTS. If the Tenant shall fail to remove all effects from said premises upon the termination of this lease or any cause whatsoever, the Landlord at the option of the Landlord, may remove the same in any manner that the Landlord shall choose, and store the said effects without liability to the Tenant for loss thereof, and the Tenant agrees to pay the Landlord on demand any and all expenses incurred in said removal, including court costs and attorney fees and storage charges on such effects for any length of time the same shall be in the Landlord's possession or the Landlord at the option of the Landlord, without notice may sell said effects, or any of the same, at private sale and without legal process, for such prices as the Landlord may obtain and apply the proceeds of such sale upon any amounts due under this lease from the Tenant to the Landlord and upon the expense incident to the removal and sale of said effects, rendering the surplus, to the Tenant.

     18. DAMAGE TO PREMISES. In the event of the partial destruction of the Premises or the Building of which the Premises constitutes a part during the term of the Lease, Landlord shall forthwith make such repairs provided such repairs can be made within sixty (60) days under the laws and regulations of the public authorities, but such partial destruction (including any destruction necessary to make such repairs) shall in no event annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction in rent while such repairs are being made, such reduction to be based upon the extent (if any) to which the making of such repairs materially interferes with the business carried on by Tenant in the Premises. If such repairs cannot be made within sixty (60) days, Landlord may at his option make such repairs within a reasonable time, in which event this Lease shall continue in full force and effect, except that the rent shall be abated in accordance with the aforestated procedure and provided that Landlord notifies Tenant of his intention to do so within thirty (30) days after the partial destruction. In the event Landlord does not so elect to make such repairs which cannot be made within sixty (60) days, or such repairs cannot be made under such laws and regulations, or if Landlord elects to make such repairs and such repairs cannot be completed within 120 days, then and in that event, this lease may be terminated at the option of either party with thirty days prior written notice. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this paragraph occurs during the last twelve (12) months of the term of this Lease or any extension thereof. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have the right to terminate this lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building except as expressly provided herein.

     19. OUTSIDE ACTIVITIES. No work activity involving the use for which the building is rented, or with respect to repair or servicing of automobiles, trucks, or other equipment shall be performed outside the building or around the premises at any time. Empty pallets or other debris left outside for more than ten (10) days may be removed by the Landlord at Tenant's expense.

     20. PROHIBITED PARKING. Without the Landlord's specific consent, no automobiles, trucks, boats, or other equipment or vehicles may be parked around the building for any more than five (5) days without being moved. No trash, garbage or other items may be stored outside the buildings without the consent of the Landlord, unless such trash is inside garbage containers.

     21. CONDITION OF PREMISES. The Tenant has examined the premises herein demised and said premises are known to the Tenant to be in good repair and condition, and the Tenant hereby accepts the same in good condition and repair except as herein otherwise specified and no representations as to the condition or repair thereof have been made by the Landlord prior to or at the execution of this lease that are not herein expressed or endorsed hereon:

        (A) Landlord agrees to supply maintenance of the grounds, specifically including but not limited to mowing of grass, watering grass, trimming shrubs and picking up loose trash. Tenant agrees to pay the costs of this service as additional rent on the date each rental payment is due. The cost is determined on a square footage basis and with regard to the premises described hereinabove is $303.00 per month, subject to annual adjustment based upon actual cost.

        (B) Tenant agrees to contract for garbage and dumpster services and Tenant agrees to pay for such services.

     22. WAIVER. No waiver of any condition or covenant of this lease by either party hereto shall be deemed to imply or constitute a further waiver by such party or any other condition or covenant of said lease.

     23. MAINTENANCE AND REPAIRS.

        (A) The Tenant shall pay for all sewage disposal services, water, gas, heat, electric current and other utilities furnished it or consumed by it, in or upon the leased premises at rates set by local public utility as approved by Public Authority having jurisdiction, and will keep the interior of the leased premises and appurtenances in good order and repair, and in a clean, safe, and healthy condition (excepting, however, all repairs made necessary by reason of fire or other unavoidable casualty) at its own cost and expense. Landlord warrants that water, sewer, and electric power are available at the subject premises at the beginning of the Tenant's obligation to pay rent hereunder.

        (B) All glass, both exterior and interior of said premises is at the sole risk of Tenant and any glass broken during the term of this lease is to be promptly replaced with glass of the same kind and quality at the expense of Tenant.

        (C) This lease is a net lease, and the parties hereto agree that all costs, expenses, repairs, and maintenance of the premises are at Tenant's expense except that Landlord, at its sole expense, shall keep the exterior foundations and walls, down spouts, gutters, roof, and the underground plumbing systems of the Premises, HVAC, electrical facilities underground or outside the Premises in good order, condition and repair.

     24. INDEMNITY.

        (A) Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity work, or thing done, permitted or suffered by Tenant in or about the Premises and shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any at its agents, contractors or employees, and from and against any and all costs, reasonable attorney's fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, provided however, that Tenant shall not be liable for damage or injury occasioned by the negligent or intentional acts of Landlord and its designated agents or employees unless covered by insurance Tenant is required to provide.

        (B) Exemption of Landlord from Liability. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other Tenant (if any) of such building. Notwithstanding anything to the contrary Landlord shall be liable if such damage or injury is caused by the gross negligence at the Landlord, its agents, employees, contractors or subcontractors.

        (C) In the event that Landlord should ever be made a party to any claim for hazardous waste cleanup of the property subject to this lease or to any litigation for claims by others based on hazardous substances on or in the property, and the hazardous substance resulted from the actions or failure of action by the Tenant, Tenant will hold the Landlord harmless from the costs of such cleanup and the expenses and cost of such litigation and any resulting awards or compromises.

     25. LEASE SUBORDINATION. Tenant agrees to subordinate this lease to any mortgage or blanket mortgage placed on the industrial park, provided only that so long as Tenant faithfully discharges its obligations under the terms of this lease: (1) Its tenancy will not be disturbed nor this lease affected by any default under such mortgage; (2) The right of Tenant hereunder shall expressly survive and shall not be cut off; and (3) This lease shall, in all respects, continue in full force and effect, and holder of such mortgage shall provide Tenant with written acknowledgment of such non-disturbance.

     26. ENTRY BY LANDLORD. Landlord reserves and shall during normal business hours have the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility and 'for lease' signs, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. All Landlord work or repairs must be completed promptly. Tenant hereby waives any claim to damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof. Landlord acknowledges that Tenant is a DOD classified facility and may at any time be storing classified information and therefore shall enter the premises after normal business hours on an emergency basis only.

     27. ESTOPPEL CERTIFICATE

        (A) Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

        (B) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than five
(5) month's rent has been paid in advance.

        (C) If Landlord desires to finance or refinance said Premises, or any part thereof, or any Building of the Premises may be a part, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

        (D) In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor Landlord. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee provided ail Landlord's obligations hereunder are assumed in writing by the transferee.

        28. ENTIRE AGREEMENT. This instrument, along with any exhibits and attachments hereto, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

     29. SEVERABILITY. If any term or provision of this Lease shall to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     30. COSTS OF SUIT.

        (A) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, rising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum of attorneys' fees, including appellate attorneys' fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

        (B) Should Landlord, or its agents or employees, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such person, Tenant covenants to save and hold Landlord, its agents and employees, harmless from any judgment rendered against Landlord, its agents and employees, or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in or in connection with such litigation.

     31. HEATING AND AIR CONDITIONING MAINTENANCE. Tenant agrees to contract with a licensed air conditioning contractor to maintain the heating and air conditioning units and keep them in good working order.

The firm shall:

1) Regularly service the air conditioning unit(s) on the leased premises on the following basis:

     Every 90 days:
                    Change Filters
                    Adjust belts (if required)
                    Check for loose or worn bearings
                    Check for proper refrigerant charge
     Every 6 months:
                    Lubricate indoor/outdoor fan motor bearings
                    Clean evaporator coils
                    Performance test

     2) Perform emergency and extraordinary repairs on the air conditioning unit(s).

     3) Keep detailed record of all services performed on the leased premises and prepare a yearly service report to be furnished to the Tenant and Landlord of each calendar year.

     32. AGENCY DISCLOSURE. The Landlord, Cunningham, Ingram & Anderson, Inc., and Bruce Ingram, Licensed Real Estate Broker, Robert C. Stuhlmiller, Licensed Real Estate Broker, and Henderson Southeast Corporation hereby acknowledge that, prior to execution of this lease, notice has been given to the Tenant, that Bruce Ingram, Broker, and Robert C. Stuhlmiller, Broker represent the Landlord exclusively and shall receive their compensation from the Landlord.

(Signature/Initial)
                                                    RICHARD P. MCNEIGHT
__________________________________          ____________________________________
Landlord                                    Tenant


     33. RADON GAS -- Notice to Prospective Purchaser/Tenant. Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     34. CONDITION OF THE PREMISES. The premises are leased in 'as-is' condition except that the Landlord, at its expense, will do the following:

      Restore the firewall separation which has two openings.

      Split the existing electric service so that the 17,314 square feet has a separate meter.

      Landlord will remove all fixtures and leave space in broom clean condition including the building surroundings.

      Tenant may use the telephone closet to install its telephone system and security system without charge.

      Tenant may use the building vacuum system.

This is the limit of the Landlord's obligation for improvements. Landlord will complete ail of the above improvements within 14 days of the signing of this lease.

     35. ADA-ELEVATOR. Tenant will cooperate with Landlord to comply with the necessary modifications to mezzanine for regulatory compliance. In the event an elevator is required, Landlord will pay for the installation and amortize such cost (estimated $30,000 -- $35,000) with interest compounded at eight (8) percent per annum over a 10-year period as additional rent to Tenant. At termination of this lease, Tenant will have no further obligation to pay for ADA Elevator.

     36. FIRST RIGHT OF REFUSAL. Upon receipt of a bona fide lease offer via letter of intent, Paravant will have two (2) working days to match same. This right applies to all vacant space east of the original demised tenancy. This right expires September 1, 1997. Thereafter, and for the term of the lease, upon receipt of notice to vacate from a tenant not in default of their lease, Paravant will be offered, and have five (5) working days to lease said space at the then going fair market rental rate for similar space in the area.

     37. PARKING. Sixty-five (65) parking spaces will be available at large for Paravant's exclusive use. Landlord will investigate the capability to increase the number of spaces including the use of parallel spaces in circulation. There will be four to six reserved spaces directly in front of Paravant's tenancy. Additional spaces are available for use on a non-exclusive basis.

     38. Landlord represents that building is in compliance with all laws, rules, regulations and Code at lease inception.

     39. ADVANCED RENT. $34,628.00 for advanced rent is due at lease signing. This sum is to be applied to the balance of the net rental for the last four (4) months of this lease, May through August, 2002.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year 9/26/96.

Signed, sealed and
delivered in the presence of:          CALIFORNIA MICROWAVE, INC.



      JOAN M. ZEPZAUER                        [Signature]
__________________________________     BY:______________________________________
Witness as to Landlord                    Title: EVP & CFO



   ETTY A. SAYLES
__________________________________
Witness as to Landlord


                                          PARAVANT COMPUTER
                                          SYSTEMS, INC


                                       BY:       RICHARD P. MCNEIGHT
__________________________________        ______________________________________
Witness as to Tenant                      Title: President


__________________________________
Witness as to Tenant

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
                  --------------------------------------------

     This Agreement is made this 8 day of October, 1996, by and between CALIFORNIA MICROWAVE, INC. (the successor by merger to SATELLITE TRANSMISSION SYSTEMS, INC.) (hereinafter called 'Assignor') and SYMETRICS INDUSTRIES, INC. (hereinafter called 'Assignee').

                                   RECITALS:

     A. Assignor entered into a Lease Agreement dated September 1, 1996 by and between Assignor and Paravant Computer Systems, Inc. and also entered into a month to month lease with AT&T (collectively, the 'Lease Agreements') for space located at 1615 West Nasa Boulevard, Melbourne, Florida; and

     B. Assignor desires to assign to Assignee all of its right, title and interest in said Lease Agreements to Assignee upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agrees as follows:

        1. Assignor does hereby assign to Assignee all of its right, title and interest in the Lease Agreements to Assignee.

        2. Assignee does hereby unconditionally and absolutely assume all of the obligations of Assignor under the Lease Agreements.

        3. This Assignment shall be in addition to, and not a limitation of, any other liability or obligation which Assignee may have to Assignor or which Assignor may have to Assignee.

        4. This Agreement shall inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                           ASSIGNOR:

                                           CALIFORNIA MICROWAVE, INC.


            ETTY A. SAYLES                 By:          [SIGNATURE]
 ...................................            .................................


          JOAN M. ZEPZAUER                 Its:             CEO
 ...................................            .................................



                                            ASSIGNEE:

                                            SYMETRICS INDUSTRIES, INC.

            [SIGNATURE]                     By:        DUDLEY E. GARNER, JR.
 ....................................           .................................
                                               Dudley E. Garner, Jr.
 ....................................           Its President


                                  EXHIBIT 'B'